EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-235469) on Form S-3D of our report dated March 29, 2022, with respect to the consolidated financial statements and financial statement schedule III of Sila Realty Trust, Inc.
/s/ KPMG LLP
Tampa, Florida
March 29, 2022